Exhibit 99.1

Jasper Therapeutics Reports Fourth Quarter and Full-Year 2024 Financial Results and Provides Corporate Update

REDWOOD CITY, Calif., February 27, 2025 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a clinical stage biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address mast cell driven diseases such as chronic spontaneous urticaria (CSU), chronic inducible urticaria (CIndU) and asthma, today reported results for the fiscal quarter and year ended December 31, 2024 and provided a corporate update.

“The past year has been a transformational period for Jasper, highlighted by positive data readouts from the BEACON study in CSU and the SPOTLIGHT study in CIndU, our first two clinical studies evaluating Briquilimab in mast cell diseases,” said Ronald Martell, President and Chief Executive Officer of Jasper. “Data from both studies demonstrate the ability of briquilimab to drive rapid and deep response profiles in patients with chronic urticaria, along with the potential for a favorable and differentiated safety profile. We believe the preliminary results from the BEACON study support advancing briquilimab into a pivotal program in CSU beginning with an operationally adaptive Phase 2b study that we expect to commence later this year. Final dose selection for the Phase 2b study will be further informed by a substantial array of additional clinical data at doses of 180mg and higher coming mid-year, including results from approximately 40 additional patients in the BEACON study and SPOTLIGHT study, as well as results from approximately 30 patients in the open-label extension study.”

Highlights for Fourth Quarter 2024 and Recent Weeks

●	Reported positive preliminary data from the ongoing BEACON Phase 1b/2a study of subcutaneous briquilimab in adult participants with CSU. Rapid onset of deep and durable clinical responses were observed across multiple dosing cohorts.

o	Multiple dosing regimens ≥120mg demonstrating weekly urticaria activity score (UAS7) improvement of more than 25 points.

o	Clinical responses observed as early as 1 week following first dose with complete responses achieved as early as week 2.

o	Briquilimab has been well tolerated in the study, with adverse events (AEs) possibly related to c-Kit blockade being infrequent and generally limited to low grade events which resolved while still on study. No dose delays or discontinuations due to c-Kit related AEs were reported.

o	Preliminary data support advancing briquilimab into a registrational program in CSU, beginning with a Phase 2b operationally adaptive study expected to commence in the second half of 2025.

●	Obtained regulatory clearance to commence enrollment in the BEACON study cohorts evaluating 240mg Q8W and a 240mg loading dose followed by 180mg Q8W.

o	Jasper expects to report data around mid-year 2025 from 4 cohorts: the 240mg single dose cohort (4 additional patients), 240mg Q8W cohort (8 patients), 240mg followed by 180mg Q8W cohort (8 patients), and the 360mg single dose cohort (8 patients).

●	Reported positive preliminary data from the ongoing SPOTLIGHT Phase 1b/2a study of subcutaneous briquilimab in adult participants with cold urticaria (ColdU) or symptomatic dermographism (SD), the two most prevalent sub types of CIndU.

o	14 of 15 participants (93%) enrolled in both dose cohorts included in the data-cut (n=15) achieved a clinical response within the 6-week preliminary analysis period following administration.

o	In the 120mg dose cohort, 10 of 12 participants (83%) experienced a complete response (CR), and 1 participant experienced a partial response (PR).

o	Briquilimab has been well tolerated in the study, with no serious adverse events (SAEs) and no grade 3 or higher AEs reported.

●	Commenced enrollment in the 180mg cohort of the SPOTLIGHT study. Jasper expects to report additional data from the study, including the 180mg cohort (n=12), in the first half of 2025.

●	Commenced an open-label extension (OLE) study in chronic urticarias that will roll over patients from the BEACON and SPOTLIGHT studies upon completion of their initial follow up period. Patients enrolled in the OLE study will receive 180mg dose briquilimab on a Q8W schedule.

o	Jasper expects to report initial data from approximately 30 patients enrolled in the OLE study around mid-year 2025.

●	Announced five poster presentations and an oral presentation of briquilimab clinical and preclinical data at the AAAAI 2025 Annual Meeting, being held February 28 - March 3, 2025, in San Diego, CA. The oral presentation and one of the poster presentations will include additional follow-up from patients included in Jasper’s January 8th, 2025, disclosure of preliminary data from the Phase 1b/2a BEACON trial.

●	Announced dosing of first patient in the ETESIAN Phase 1b/2a clinical challenge study evaluating a single administration of subcutaneous briquilimab in patients with asthma.

o	ETESIAN study is a single dose double-blind, placebo-controlled challenge study that is expected to enroll approximately 30 patients across as many as 7 sites in Canada with a key objective of demonstrating proof-of-concept in asthma utilizing a potential therapeutic dose to inform future trials in the broader asthma population.

o	The study will be conducted utilizing a single 180mg dose of subcutaneous briquilimab and key assessments will include both early and late asthmatic response, changes in airway hyperresponsiveness, mast cell depletion and recovery, and safety.

o	Jasper expects to report initial data in the second half of 2025.

Fiscal 2024 Financial Results

●	Cash and cash equivalents as of December 31, 2024, totaled $71.6 million.

●	Research and development expenses for the three months and the year ended December 31, 2024, were $19.8 million and $55.8 million, respectively.

●	General and administrative expenses for the three months and the year ended December 31, 2024, were $5.5 million and $20.4 million, respectively.

●	Jasper reported a net loss of $24.3 million and $71.3 million, or basic and diluted net loss per share attributable to common stockholders of $1.62 and $4.89, for the three months and the year ended December 31, 2024, respectively.

About Jasper

Jasper is a clinical-stage biotechnology company focused on developing briquilimab as a therapeutic for chronic mast cell diseases. Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor c-Kit, also known as CD117, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria and asthma. Jasper is currently conducting clinical studies of briquilimab as a treatment in patients with CSU, CIndU or asthma. Briquilimab has a demonstrated efficacy and safety profile in patients and healthy volunteers, with positive clinical outcomes in CSU and CIndU. For more information, please visit us at www.jaspertx.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU, CIndU, and asthma, its the ability to drive rapid and deep response profiles and its potential for a favorable and differentiated safety profile; Jasper’s expectations regarding advancing briquilimab into a pivotal program in CSU, including the timing for of an operationally adaptive Phase 2b study; Jasper’s expected timing for reporting data from its BEACON study, its 180mg cohort of the SPOTLIGHT study and its OLE study in chronic urticarias; and Jasper’s expectations related to its ETESIAN study, including the expected number of patients, expected number of sites and locations and expected timing for reporting initial data. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that prior test, study and trial results may not be replicated in continuing or future studies and trials; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 to be filed following this press release and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Joyce Allaire (investors)
LifeSci Advisors
617-435-6602
jallaire@lifesciadvisors.com

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertherapeutics.com

Lauren Walker (media)
Real Chemistry
646-564-2156
lbarbiero@realchemistry.com

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JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating expenses
Research and development(1)	$19,772	$13,835	$55,821	$51,785
General and administrative(1)	5,513	3,890	20,418	17,076
Total operating expenses	25,285	17,725	76,239	68,861
Loss from operations	(25,285)	(17,725)	(76,239)	(68,861)
Interest income	938	1,234	5,058	5,199
Change in fair value of earnout liability	—	28	—	18
Change in fair value of common stock warrant liability	—	—	—	(575)
Other expense, net	26	(118)	(88)	(246)
Total other income, net	964	1,144	4,970	4,396
Net loss and comprehensive loss	$(24,321)	$(16,581)	$(71,269)	$(64,465)
Net loss per share attributable to common stockholders, basic and diluted	$(1.62)	$(1.50)	$(4.89)	$(6.18)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	15,008,473	11,044,542	14,584,870	10,439,034

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Research and development	$1,331	$894	$4,580	$3,607
General and administrative	639	264	2,039	1,604
Total	$1,970	$1,158	$6,619	$5,211

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$71,637	$86,887
Prepaid expenses and other current assets	4,174	2,051
Total current assets	75,811	88,938
Property and equipment, net	1,875	2,727
Operating lease right-of-use assets	976	1,467
Restricted cash	417	417
Other non-current assets	820	1,343
Total assets	$79,899	$94,892

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,027	$4,149
Current portion of operating lease liabilities	1,089	972
Accrued expenses and other current liabilities	10,121	7,253
Total current liabilities	15,237	12,374
Non-current portion of operating lease liabilities	724	1,814
Other non-current liabilities	2,264	2,264
Total liabilities	18,225	16,452

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	1
Additional paid-in capital	302,541	248,039
Accumulated deficit	(240,869)	(169,600)
Total stockholders’ equity	61,674	78,440
Total liabilities and stockholders’ equity	$79,899	$94,892

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